UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 12, 2014

PLUM CREEK TIMBER COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Union Street, Suite 3100 Seattle, Washington	98101-1374
(Address of Principal Executive Offices)	(Zip Code)

(206) 467-3600
Registrant's Telephone Number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On December 12, 2014, Rick R. Holley, chief executive officer of the company, returned an award of 44,445 restricted stock units that were granted to him by the Compensation Committee of the Board of Directors of the company on February 3, 2014. Disclosure of the award was made by the company under Item 5.02(e) of its Current Report on Form 8-K filed on February 6, 2014, which report is incorporated herein by reference.
The award, which would have vested entirely on February 3, 2017, was made to Mr. Holley as incentive for him to remain in his position as chief executive officer for the next several years. However, in light of prevailing economic conditions, Mr. Holley elected to return the restricted stock units because he does not believe that he should receive such an award unless Plum Creek’s stockholders see an increase in their investment return. Nonetheless, Mr. Holley remains fully committed to Plum Creek and intends to lead the company through this challenging and prolonged economic cycle.
Section 9. Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits. The following exhibit is filed with this report:
Exhibit No.        Description
10.1            Waiver Agreement (filed herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By:	/s/ David W. Lambert
David W. Lambert
Senior Vice President and Chief Financial Officer
DATED: December 12, 2014

PLUM CREEK TIMBER COMPANY, INC.
Exhibit Index

Exhibit No.

10.1        Waiver Agreement (filed herewith).